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                                             MEDIMMUNE, INC.

                                       Incorporated under the laws
                                         of the State of Delaware

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                                                 BY-LAWS
                                              --------------

                            As Amended and Restated through February 21, 2002

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                                            TABLE OF CONTENTS

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ARTICLE I Offices 1

     SECTION 7.       Action by Means of Conference Telephone or Similar Communications

ARTICLE VII Seal  12

                                             MEDIMMUNE, INC.

ARTICLE I.........

                                                 Offices
                                                 -------

SECTION 1.  ......Registered Office.  The registered office of MedImmune, Inc. (the "Corporation") in
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the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington,
County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 2.        Other Offices.  The Corporation may also have an office or offices at other place or
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places within or without the State of Delaware.

ARTICLE II

                                        Meetings of Stockholders;
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                                 Stockholders' Consent in Lieu of Meeting
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SECTION 1.        Annual Meetings.  The annual meeting of the stockholders for the election of
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directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of
Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 10 of this Article.

SECTION 2.        Special Meetings.  A special meeting of the stockholders for any purpose or purposes
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may be called by the Board, the Chairman, if any, the Chief Executive Officer or the Secretary or the
recordholders of at least a majority of the shares of Common Stock of the Corporation issued and outstanding, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 3.        Notice of Meetings.  Except as otherwise required by statute or by the Certificate of
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Incorporation or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to each such stockholder at his address as it appears in the records of the Corporation, or by transmitting notice thereof to him at such address by telegraph, cable or telephone.  Every such notice shall state the place and the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting.
Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such waiver of notice.  Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

SECTION 4.        Quorum.  At each meeting of the stockholders, except where otherwise provided by the
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Certificate of Incorporation or these By-laws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.  In the absence of a quorum a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented.  At any such adjourned meeting at which quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5.        Organization.  At each meeting of the stockholders, one of the following shall act as
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chairman of the meeting and preside thereat, in the following order of precedence:

(a)      the Chairman, if any;

(b)      the Chief Executive Officer;

(c)      any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the Chairman, if any, or the Chief Executive Officer
         shall be absent from such meeting; or

(d)      a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

                  The Secretary, or if he shall be presiding over the meeting in accordance with the provisions of this Section, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 6.        Order of Business.  The order of business at each meeting of the stockholders shall be
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determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 7.        Voting.  Except as otherwise provided by law or by the Certificate of Incorporation or
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these By-laws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation:

(a)      on the date fixed pursuant to Section 7 of Article VI as the record date for the determination of stockholders entitled to vote at such meeting; or

(b)      if no such record date shall have been fixed, at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record
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date for the adjourned meeting.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.  If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given the written notice to the contrary and shall be furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a)      if only one votes, his act binds all;

(b)      if more than one votes, the act of the majority so voting binds all; and

(c)      if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section shall be the majority or even-split in interest.  The
Corporation shall not vote directly or indirectly any share of its own capital stock.  Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its
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date, unless said proxy provides for a longer period.  At all meetings of the stockholders, all matters
(except where other provision is made by law, by the Certificate of Incorporation or these By-laws)
shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present.  Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot.  Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 8.        Inspection.  The chairman of the meeting may at any time appoint two or more
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inspectors to serve at any meeting of the stockholders.  Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time.  Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively.  The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector other than a vote for or against his election to any position with the Corporation or on any other matter in which he may be directly interested.  Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

SECTION 9.        List of Stockholders.  It shall be the duty of the Secretary or other officer of the
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Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 10.       Action Without a Meeting.  Any action required by law to be taken at any annual or
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special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the
Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and the number of shares which the stockholder is entitled to vote.  No written consent shall be effective to take the corporation action referred to therein unless, within 60 days of the earliest date consent delivered in the manner required by law to the Corporation, written consent signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or an agent of the
Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

                                            Board of Directors
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SECTION 1.        General Powers.  The business, property and affairs of the Corporation shall be
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managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2.        Number and Term of Office.  The number of directors shall be fixed from time to time
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by the whole Board.  The tern "whole Board" is used herein to refer to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office.  Directors need not be stockholders.  Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the mariner hereinafter provided.

SECTION 3.        Election of Directors.  At each meeting of the stockholders for the election of
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directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors.  Unless an election by ballot shall be demanded as provided in
Section 7 of Article II, election of directors may be conducted in any manner approved at such meeting.

SECTION 4.        Resignation, Removal and Vacancies.  Any director may resign at any time by giving
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written notice to the Board, the Chairman, if any, the Chief Executive Officer or the Secretary.  Such
resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Any director or the entire Board may be removed, with or without cause, at any time by vote of the holders two-thirds of the shares then entitled to vote at an election of directors, or by written consent of the stockholders pursuant to Section 10 of Article II.

                  Vacancies occurring in the Board for any reason may be filled by vote of the stockholders or by their written consent pursuant to Section 10 of Article II or by vote of the Board or by the directors' written consent pursuant to Section 6 of this Article.  If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office.

SECTION 5.        Meetings.
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(A)      Annual Meetings.  As soon as practicable after each annual election of directors, the Board
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shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article.

(B)      Other Meetings.  Other meetings of the Board shall be held at such times and places as the
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Board, the Chairman, if any, or the Chief Executive Officer shall from time to time determine.

(C)      Notice of Meetings.  The Secretary shall give notice to each director of each meeting,
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including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver or notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(D)      Place of Meetings.  The Board may hold its meetings at such place or places within or without
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the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(E)      Quorum and Manner of Acting.  One-third of the total number of directors then in office (but
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not less than two if the number of directors is greater than one) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(F)      Organization.  At each meeting of the Board, one of the following shall act as chairman of the
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meeting and preside, in the following order of precedence:

(b)      the Chairman, if any;

(c)      the Chief Executive Officer (if a director);

(d)      any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an
Assistant Secretary is present) whom the Chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 6.        Directors' Consent in Lieu of Meeting.  Any action required or permitted to be taken
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at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors and such consent is filed with the minutes of the proceedings of the Board.

SECTION 7.        Action by Means of Conference Telephone or Similar Communications Equipment.  Any one
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or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 8.        Committees.  The Board of Directors may, by resolution passed by a majority of the
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Board, designate an Executive Committee and such other committees as it deems appropriate.  Each committee shall consist of one or more of the Directors of the Corporation.  The Board may designate one or more of the Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the
Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation under section 251 or 252 of the Delaware General Corporation Law, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the
Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these By-Laws.  The Executive and Compensation Committees of the
Corporation shall have the power and authority to declare a dividend and to authorize the issuance of stock.

ARTICLE IV

                                                 Officers
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SECTION 1.        Executive Officers.  The executive officers of the Corporation shall be a Chief
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Executive Officer, a President, a Secretary and a Treasurer and may include a Chairman and such other officers as the Board may appoint pursuant to Section 3 of this Article.  Any two or more offices may be held by the same person.

SECTION 2.        Authority and Duties.  All officers, as between themselves and the Corporation, shall
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have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

SECTION 3.        Other Officers.  The Corporation may have such other officers, agents and employees as
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the Board may deem necessary, including one or more Assistant Secretaries and one or more Assistant
Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, if any, or the Chief Executive Officer may from time to time determine.  The
Board may delegate to any principal officer the power to appoint or remove any such officers, agents or employees.

SECTION 4.        Term of Office, Resignation and Removal.  All officers shall be elected or appointed
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by the Board and shall hold office for such term as may be prescribed by the Board.  Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

                  Any officer may resign at any time by giving written notice to the Board or to the
Chairman, if any, the Chief Executive Officer or the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation with or without cause.

SECTION 5.        Vacancies.  If the office of President, Secretary or Treasurer becomes vacant for any
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reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy.  Any officer so appointed or elected by the Board shall serve only until such tame as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

SECTION 6.        Chairman of the Board.  If there shall be a Chairman of the Board, he shall preside at
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meetings of the Board and of the stockholders at which he is present, and shall give counsel and advise to the Board and the officers of the Corporation on all subjects concerning the welfare of the
Corporation and the conduct of its business.  He shall perform such other duties as the Board may from time to time determine.

SECTION 7.        The Chief Executive Officer. The Chief Executive Officer of the Corporation shall
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perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He shall have general and active management and control of the business, policies, operations and affairs of the Corporation subject to the control of the Board, see that all orders and resolutions of the Board are carried into effect, and have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time by the Board. The Chief Executive
Officer, unless the Chairman be appointed and present or the Board has provided otherwise by resolution, shall preside at all meetings of the Board and the stockholders at which he is present.

SECTION 8.        The President. The President of the Corporation shall assist the Chief Executive
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Officer in the general and active management of the business of the Corporation, see that all orders and resolutions of the Board are carried into effect, and have such other powers and perform such other duties as may be prescribed by these Bylaws or from time to time by the Board or the Chief Executive
Officer.

SECTION 9.        The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of
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the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman, if any, or the President, under whose supervision he shall act.  He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the
Treasurer or if appointed, an Assistant Secretary or an Assistant Treasurer.  He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman, if any, President or the Board.

SECTION 10.       The Treasurer.  The Treasurer shall have the care and custody of the corporate funds
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and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, if any, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman, if any, President or the Board.

ARTICLE V

                              Contracts, Checks, Draft, Bank Accounts, Etc.
                              ---------------------------------------------

SECTION 1.        Execution of Documents.  The Board shall designate the officers, employees and agents
                  ----------------------
of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power
(including authority to redelegate) by written instrument to other officers, employees or agents of the
Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2.        Deposits.  All funds of the Corporation not otherwise employed shall be deposited from
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time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

SECTION 3.        Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board
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shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities.  Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the
Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

                              Shares and Their Transfer; Fixing Record Date
                              ---------------------------------------------

SECTION 1.        Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to
                  -----------------------
have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board.  Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of, the Corporation by the Chairman, if any, the President or any Vice President and by the
Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed).  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

SECTION 2.        Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive
                  -----------------------
right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the
Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 3.        Transfer and Registration of Stock.
                  ----------------------------------

(a)      The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial
Code), as amended from time to time.

(b)      Registration of transfers of shares of the Corporation shall be made only on the books of the
Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 4.        Addresses of Stockholders.  Each stockholder shall designate to the Secretary an
                  -------------------------
address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post-office address.

SECTION 5.        Lost, Destroyed and Mutilated Certificates.  The holder of any shares of the
                  ------------------------------------------
Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6.        Regulations.  The Board may make such rules and regulations as it may deem expedient,
                  -----------
not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 7.        Fixing Date for Determination of Stockholders of Record.  In order that the
                  -------------------------------------------------------
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may
                                                                --------  -------
fix a new record date for the adjourned meeting.

ARTICLE VII

                                                   Seal
                                                   ----

                  The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal Delaware."

ARTICLE VIII

                                               Fiscal Year
                                               -----------

                  The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX

                                      Indemnification and Insurance
                                      -----------------------------

SECTION 1.        Nature of the Indemnity.
                  -----------------------

a.       Acting, Suits or Proceedings Other Than Those By or In the Right of the Corporation.  The
         -----------------------------------------------------------------------------------
                  Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or any such Director or officer who is or was serving or has agreed to serve at the request of the Corporation as Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf In connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,
                                                ---- ----------
                  create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the
                  Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

b.       Actions, Suits or Proceedings By or In the Right of` the Corporation.  The Corporation shall
         --------------------------------------------------------------------
                  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation or any such Director or officer who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of
                  Chancery or such other court shall deem proper.

SECTION 2.        Successful Defense.   To the extent that a Director or officer of the Corporation has
                  ------------------
been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 3.        Determination That Indemnification Is Proper.  Any indemnification of a Director or
                  --------------------------------------------
officer of the Corporation under Section 1 hereof (unless ordered by a court) shall be made by the
Corporation upon a determination that indemnification of the Director or officer is proper in the circumstances as set forth in Section 1 hereof.  Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

SECTION 4.        Advance Payment of Expenses.  Expenses incurred by a Director or officer in defending
                  ---------------------------
a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, that any such advance shall be conditioned
                                                --------
upon the Corporation's receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the
Corporation as authorized in this Article.

SECTION 5.        Procedure for Indemnification of Directors and Officers.  Any indemnification of a
                  -------------------------------------------------------
Director or officer of the Corporation under Section 1 and 2 or advance of costs, charges and expenses to a Director or officer under Section 4 of this Article, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer.  If a determination by the
Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request.  If the Corporation denies a written request for indemnity or advancement of expense, in whole or in part, or if payment in full pursuant to such request is not made within sixty (50) days the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the
Corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the
Corporation.  Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6.        Survival; Preservation of Other Rights.  The foregoing indemnification provisions
                  --------------------------------------
shall be deemed to be a contract between the Corporation and each Director or officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware
Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts existing prior to or at the time of such repeal or modification or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such a "contract right" may not be modified retroactively without the consent of such Director or officer.

                  The indemnification provided by this Article IX will not be deemed exclusive of any other rights to which those indemnified may be entitled under any other By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action by the person being indemnified in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.  The Corporation may enter into a separate written agreement with any Director, officer, employee or agent of the Corporation that expressly provides for indemnification and reimbursement of such person to the full extent permitted by this Article IX, on the same terms and conditions provided herein.
SECTION 7.        Insurance.  The Corporation may purchase and maintain insurance on behalf of any
                  ---------
person who is or was or has agreed to become a Director or officer of the Corporation, or any such
Director or officer who is or was serving at the request of the Corporation as Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation should have the power to indemnify him against such liability under the provisions of this Article.

SECTION 8.        Severability.  If this Article or any portion hereof shall be invalidated on any
                  ------------
ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each
Director or officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the
Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 9.        Subsidiaries.     Any person serving as a Director or officer of a subsidiary of the
                  ------------
Corporation shall be deemed for all purposes of this Article IX to be so serving "at the request of the
Corporation" and, accordingly, shall be entitled to all of the indemnification rights provided by this
Article IX to persons who serve "at the request of the Corporation as Director or officer of another corporation."

ARTICLE X

                                                Amendments
                                                ----------

                  Any by-law (including these By-laws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors or by consent of the stockholders pursuant to Section 10 of Article II, or by vote of the Board or by the directors' written consent pursuant to Section 6 of Article III.